EXHIBIT 99.1

TiVo Corporation 2160 Gold Street San Jose, CA 95002

TIVO CORPORATION REPORTS FOURTH QUARTER AND 2017 FULL YEAR FINANCIAL RESULTS
Company Reports Solid Fourth Quarter Results
Declares First Quarter Cash Dividend of $0.18 per Share
Announces Plan To Explore All Alternatives To Maximize Shareholder Value

SAN JOSE, Calif. - (BUSINESS WIRE) - February 27, 2018 - TiVo Corporation (NASDAQ:TIVO) today reported financial results for the fourth quarter and for the full year ended December 31, 2017.

“I am pleased to report that we delivered strong performance in Q4 across a number of financial and business fronts. We have strong operating cash flows and once again declared a quarterly cash dividend. We also made substantial progress towards our financial integration goals and are now targeting achieving $110 million in post-TiVo Solutions acquisition annual run-rate synergies as we continue to integrate the legacy TiVo organization and operations. In the quarter, we delivered TiVo Experience 4 by integrating numerous company offerings into one product that displays the advantages of our content discovery experience and software and services. Further, we continued to strengthen our IP licensing business by renewing Altice’s US Pay TV license and expanding our licensing relationship with Google to include YouTube TV,” said Enrique Rodriguez, President and CEO of TiVo.

Rodriguez added, “I expect 2018 to be a transformational year for TiVo, a year where we will hone our focus on execution that drives growth. We need to determine the optimal path to maximize our value proposition, so we can best deliver shareholder value. I am very confident in our ability to succeed because we have an outstanding team to execute our next phase of growth.”

FISCAL 2017 FOURTH QUARTER FINANCIAL HIGHLIGHTS

Quarterly Financial Information	(In thousands)
	Three Months Ended December 31,
	2017	2016	% Change
GAAP Financial Information
Total Revenues, net	$214,236	$252,343	(15.1)%
Legacy TiVo Solutions IP Licenses	(25,847)	(23,380)	10.6%
Hardware	(7,694)	(13,867)	(44.5)%
Other Products	(689)	(2,012)	(65.8)%
Total Revenue excluding revenue from Legacy TiVo Solutions IP Licenses, Hardware and Other Products	$180,006	$213,084	(15.5)%

Total Revenues, net includes $19.6 million of catch up revenue in Q4 2017 compared to $40.3 million of catch-up revenue in Q4 2016 which was primarily attributable to the Samsung license executed in Q4 2016.

Operating income	$2,944	$19,901
(Loss) income from continuing operations before income taxes	$(5,656)	$23,010
Income from continuing operations, net of tax	$18,439	$9,870

Income from continuing operations, net of tax, in Q4 2017 includes a non-cash benefit of $26.6 million from the Tax Act of 2017.

GAAP Diluted weighted average shares outstanding	122,362	119,298

Non-GAAP Financial Information
Adjusted EBITDA	$74,567	$104,887
Non-GAAP Pre-tax Income	$60,309	$90,793

Non-GAAP Diluted Weighted Average Shares Outstanding	122,362	119,298

Cash Taxes	$1,318	$8,740

Adjusted EBITDA, Non-GAAP Pre-tax Income, Non-GAAP Diluted Weighted Average Shares Outstanding and Cash Taxes are defined below in the section entitled “Non-GAAP Financial Information.” Reconciliations between GAAP and Non-GAAP amounts are provided in the tables below. In accordance with the SEC’s interpretations on the use of non-GAAP financial measures, TiVo does not report net income or EPS on a non-GAAP basis. However, TiVo does provide the financial metrics, including Non-GAAP Pre-tax Income, Non-GAAP Diluted Weighted Average Shares Outstanding and Cash Taxes, that TiVo had used to calculate these financial measures on a non-GAAP basis.

TIVO BUSINESS AND OPERATING HIGHLIGHTS

Product:

•	Approximately 22 million subscriber households around the world use TiVo's advanced television experiences.

•
TiVo integrated the two legacy companies’ offerings into one product that displays the advantages of our content discovery experience and software and services, and our new TiVo Experience 4 was released in Q4 to the retail market. TiVo Experience 4 is the first integrated UX for TiVo, and it seamlessly combines OTT and linear TV into a rich video discovery experience.

•	TiVo has already secured a key win for its Next-Gen Platform with Service Electric Cablevision Inc.

•
Altice USA agreed to deploy advanced search and discovery features powered by TiVo’s new Personalized Content Discovery platform to enable personalized recommendations on its newest, cloud-based connectivity platform, Altice One.

•
Com Hem, one of Sweden's leading suppliers of television, high-speed broadband and fixed-telephony, has also selected TiVo’s Personalized Content Discovery platform to power their Pay TV and app-based OTT services.

•	Samsung expanded its use of TiVo’s Metadata to include our Sports package, powering sports discovery in the European market on their Smart TVs.

IP Licensing:

•	Altice USA extended its Rovi IP agreement and broadened that license to include the legacy TiVo patents; both portfolios will be used as part of its next-generation cloud-based platform.

•
Google expanded its multi-year patent license agreement to expressly cover Google’s YouTube TV, further validating our ability to license the developing virtual Service Provider market on similar rates as Service Providers.

•	Renewed international licenses for Asia with Sharp Corporation and Alticast Corporation.

EXPLORING ALL ALTERNATIVES TO MAXIMIZE VALUE FOR SHAREHOLDERS

TiVo’s stock price is at a level that the Company and its Board do not believe reflects the true value of the business given the Company has a strong foundation, with leading technologies, and solid cash flow from its long-term IP license agreements and guide deployments. As such, TiVo has begun a process of evaluating a wide range of strategic alternatives to realize long-term shareholder value. These options range from transformative acquisitions that would accelerate our growth, to combining our business with other leading players, to becoming a private company. The Company engaged LionTree Advisors to assist the Board and management in their evaluation of alternatives.

UPCOMING REVENUE RECOGNITION CHANGE

Effective January 1, 2018, the Company is required to adopt Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which supersedes the previous revenue recognition requirements. As a result of adopting the new standard, we expect we will recognize approximately $30 million less in revenue in 2018, than we would under the previous requirements. The impact is primarily related to the legacy TiVo Time Warp intellectual property licenses, which expire in mid-2018, for which we now expect to recognize approximately $20 million in 2018, as opposed to the $45.5 million we had previously expected.

IMPACT OF THE TAX CUTS AND JOBS ACT

The Tax Cuts and Jobs Act enacted on December 22, 2017 ("Tax Act of 2017") provided a non-cash benefit of $26.6 million for the three and twelve months ended December 31, 2017 primarily related to the revaluation of deferred tax liabilities on indefinite-lived intangible assets due to the reduced income tax rate. Going forward, the impact of the Tax Act of 2017, including the new alternative minimum taxes on foreign earnings, is not expected to materially impact our Cash Taxes due to our large remaining federal net operating losses.

CAPITAL ALLOCATION

On February 22, 2018, TiVo’s Board of Directors declared a cash dividend of $0.18 per common share, to be paid on March 21, 2018 to all stockholders of record as of the close of business on March 7, 2018. TiVo’s Board believes it can reward its stockholders with a meaningful dividend, while maintaining ample capacity for the Company to invest in the business, pursue long-term growth aspirations, and consider additional capital allocation alternatives. Based on our recent stock price, this equates to an annualized dividend yield in excess of 5%.

BUSINESS OUTLOOK

TiVo will not be providing financial estimates for fiscal 2018 at this time. As mentioned above, the company is conducting an in-depth review of its businesses, cost structure and options to maximize shareholder value. Once this process is complete, we anticipate providing our 2018 expectations.

CONFERENCE CALL INFORMATION

TiVo management will host a conference call today, February 27, 2018, at 2:00 p.m. PT/5:00 p.m. ET to discuss the financial and operational results.  Investors and analysts interested in participating in the conference are welcome to call (866) 621-1214 (or international +1-706-643-4013) and reference conference ID 4068257. The conference call may also be accessed via live webcast in the Investor Relations section of TiVo’s website at http://www.tivo.com/.

A replay of the audio webcast will be available on TiVo’s website shortly after the live call ends, and we currently plan for it to remain on TiVo’s website until the next quarterly earnings call. Additionally, a telephonic replay of the call may be accessible shortly after the live call ends through March 6, 2018 by dialing (855) 859-2056 (or international +1-404-537-3406) and entering conference ID 4068257.

NON-GAAP FINANCIAL INFORMATION

TiVo Corporation provides Non-GAAP information to assist investors in assessing its operations in the way that its management evaluates those operations. Non-GAAP Pre-Tax Income, Non-GAAP Cost of Licensing, Services and Software Revenues, Non-GAAP Cost of Hardware Revenues, Non-GAAP Research and Development Expenses, Non-GAAP Selling, General and Administrative Expenses, Non-GAAP Depreciation, Non-GAAP Total OpEx, Non-GAAP Total COGS and OpEx, Adjusted EBITDA and Non-GAAP Interest Expense are supplemental measures of the Company's performance that are not required by, and are not determined in accordance with, GAAP. Non-GAAP financial information is not a substitute for any financial measure determined in accordance with GAAP.

Non-GAAP Pre-tax Income is defined as GAAP income (loss) from continuing operations before income taxes, as adjusted for the effects of items such as amortization of intangible assets, equity-based compensation, accretion of contingent consideration, amortization or write-off of note issuance costs and discounts on convertible debt and mark-to-market adjustments for interest rate swaps; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as restructuring and asset impairment charges, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration, TiVo acquisition litigation, expenses in connection with the extinguishment or modification of debt, gain on settlement of acquired receivable, additional depreciation resulting from facility rationalization actions, other-than temporary impairment losses on strategic investments, gains on the sale of strategic investments, changes in franchise tax reserves and contested proxy election costs.

Non-GAAP Cost of Licensing, Services and Software Revenues is defined as GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets, excluding equity-based compensation and transaction, transition and integration expenses. Included in transaction, transition and integration costs in the fourth quarter of 2016 was $10.0 million in expenses for additional guaranteed license payments related to the Company’s over-the-top licensing partnership with Intellectual Ventures. These payments were expensed in the fourth quarter of 2016 as the payments were triggered by the execution of a patent license agreement during the quarter and are not expected to be recoverable from the net direct revenue resulting from the patent license agreement and the related TiVo product partnership. This expense was included in transaction, transition and integration costs as the patent license agreement was entered into as part of continuing, and broadening, the product relationship with TiVo.

Non-GAAP Cost of Hardware Revenues is defined as GAAP Cost of hardware revenues, excluding depreciation and amortization of intangible assets, excluding transition and integration expenses.

Non-GAAP Research and Development Expenses is defined as GAAP research and development expenses excluding equity-based compensation, transition and integration expenses and retention earn-outs payable to former shareholders of acquired businesses.

Non-GAAP Selling, General and Administrative Expenses is defined as GAAP selling, general and administrative expenses excluding equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable, changes in franchise tax reserves and contested proxy election costs.

Non-GAAP Depreciation is defined as GAAP depreciation expenses excluding the impact of additional depreciation resulting from changes in the estimated useful lives of assets involved in facility rationalization actions.

Non-GAAP Total OpEx is defined as the sum of GAAP research and development and selling, general and administrative expenses, depreciation and gain on sale of patents excluding equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earnout settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable, additional depreciation resulting from facility rationalization actions, changes in franchise tax reserves and contested proxy election costs.

Non-GAAP Total COGS and OpEx is defined as GAAP Total Operating costs and expenses, excluding amortization of intangible assets, restructuring and asset impairment charges, equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earnout settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable, depreciation, changes in franchise tax reserves and contested proxy election costs.

Adjusted EBITDA is defined as GAAP operating income excluding depreciation, amortization of intangible assets, restructuring and asset impairment charges, equity-based compensation, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable, changes in franchise tax reserves and contested proxy election costs.

Non-GAAP Interest Expense is defined as GAAP interest expense, excluding accretion of contingent consideration, amortization or write-off of issuance costs, discounts on convertible debt and interest on franchise tax reserves, plus the reclassification of the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps.

Cash Taxes are defined as GAAP current income tax expense excluding changes in reserves for unrecognized tax benefits.

Non-GAAP Diluted Weighted Average Shares Outstanding is defined as GAAP diluted weighted average shares outstanding except for periods of a GAAP loss. In periods of a GAAP loss, GAAP diluted weighted average shares outstanding are adjusted to include dilutive common share equivalents outstanding that were excluded from GAAP diluted weighted average shares outstanding because the Company had a loss and therefore these shares would have been anti-dilutive.

The Company's management evaluates and makes decisions about its business operations primarily based on Non-GAAP financial information. Management uses Non-GAAP financial measures as the basis for decision-making as they exclude items management does not consider to be “core costs” or “core proceeds”. For each Non-GAAP financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison to its historical and projected financial performance in different reporting periods. For example, since the Company does not acquire businesses on a predictable cycle, management excludes the amortization of intangible assets, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earnout settlements, CEO transition cast costs, remeasurement of contingent consideration, TiVo Acquisition litigation, and gain on settlement of acquired receivables from its Non-GAAP financial measures in order to make more consistent and meaningful evaluations of the Company's operating expenses as these items may be significantly impacted by the timing and magnitude of acquisitions. Management also excludes the effect of restructuring and asset impairment charges, expenses in connection with the extinguishment or modification of debt, gain on the settlement of acquired receivable, additional depreciation resulting from facility rationalization actions, other-than-temporary impairment losses on strategic investments, gains on the sale of strategic investments and changes in franchise tax reserves. Management excludes the impact of equity-based compensation to provide meaningful supplemental information that allows investors greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may facilitate comparison with the results of other companies in our industry, as well as to provide the Company’s management with an important tool for financial and operational decision-making and for evaluating the Company’s performance over different periods of time. Due to varying valuation techniques, reliance on subjective assumptions and the variety of award types and features that may be in use, we believe that providing Non-GAAP financial measures excluding equity-based compensation allows investors to make more meaningful comparisons between our operating results and those of other companies. Management excludes the accretion of contingent consideration, amortization or write-off of note issuance costs and discounts on convertible debt and mark-to-market adjustments for interest rate swaps when management evaluates the Company's expenses. Management reclassifies the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps to interest expense in order for Non-GAAP Interest Expense to reflect the effects of the interest rate swaps as these interest rate swaps were entered into to control the effective interest rate the Company pays on its debt.

Management uses these Non-GAAP financial measures to help it make decisions, including decisions that affect operating expenses and operating margin. Management believes that making Non-GAAP financial information available to investors, in addition to GAAP financial information, may facilitate more consistent comparisons between the Company's performance over time with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. In addition, as other companies, including companies similar to TiVo Corporation, may calculate their Non-GAAP financial measures differently than the Company calculates its Non-GAAP financial measures, these Non-GAAP financial measures may have limited usefulness to investors when comparing financial performance among companies. Management believes, however, that providing Non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations for each Non-GAAP financial measure to its most directly comparable GAAP financial measure are provided in the tables below.

About TiVo Corporation

TiVo (NASDAQ: TIVO) is a global leader in entertainment technology and audience insights. From the interactive program guide to the DVR, TiVo delivers innovative products and licensable technologies that revolutionize how people find content across a changing media landscape. TiVo enables the world’s leading media and entertainment providers to deliver the ultimate entertainment experience. Explore the next generation of entertainment at tivo.com, forward.tivo.com or follow us on Twitter @tivo or @tivoforbusiness.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the Company's future growth and success and future estimated financial results, including the amount of future revenues recognized due to the adoption of new accounting standards on revenue recognition, the expected impact of the Tax Act of 2017, future dividends, as well as future business strategies and future product offerings, deployments and technology and intellectual property licenses with various customers. These forward-looking statements are based on TiVo’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays and higher costs in connection with the integration of TiVo Inc. (now known as TiVo Solutions Inc.), delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under "Risk Factors" included in TiVo’s Annual Report on Form 10-K for year ended December 31, 2017 and other documents of TiVo Corporation on file with the Securities and Exchange Commission (available at www.sec.gov). TiVo cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Investor Relations                    Press Relations
Debi Palmer                        Ricca Silverio
TiVo Corporation                     Finn Partners for TiVo
+1 818-295-6651                        +1-415-348-2724
debi.palmer@TiVo.com                     tivo@finnpartners.com

TIVO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues, net:
Licensing, services and software	$206,542	$238,476	$784,087	$629,474
Hardware	7,694	13,867	42,369	19,619
Total Revenues, net	214,236	252,343	826,456	649,093
Costs and expenses:
Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	43,314	61,015	167,712	139,666
Cost of hardware revenues, excluding depreciation and amortization of intangible assets	10,822	13,984	46,699	19,056
Research and development	49,996	49,060	194,382	125,172
Selling, general and administrative	57,903	58,292	205,024	192,755
Depreciation	6,275	5,517	22,144	18,698
Amortization of intangible assets	41,557	41,902	166,657	104,989
Restructuring and asset impairment charges	1,425	2,672	19,048	27,316
Total costs and expenses	211,292	232,442	821,666	627,652
Operating income	2,944	19,901	4,790	21,441
Interest expense	(10,929)	(11,270)	(42,756)	(43,681)
Interest income and other, net	(904)	1,366	2,915	1,688
Income (loss) on interest rate swaps	3,233	13,013	1,859	(3,884)
TiVo Acquisition litigation	—	—	(14,006)	—
Loss on debt extinguishment	—	—	(108)	—
Loss on debt modification	—	—	(929)	—
(Loss) income from continuing operations before income taxes	(5,656)	23,010	(48,235)	(24,436)
Income tax (benefit) expense	(24,095)	13,140	(10,279)	(61,685)
Income (loss) from continuing operations, net of tax	18,439	9,870	(37,956)	37,249
Loss from discontinued operations, net of tax	—	(71)	—	(4,588)
Net income (loss)	$18,439	$9,799	$(37,956)	$32,661

Basic earnings (loss) per share:
Continuing operations	$0.15	$0.08	$(0.32)	$0.40
Discontinued operations	—	—	—	(0.05)
Basic earnings (loss) per share:	$0.15	$0.08	$(0.32)	$0.35
Weighted average shares used in computing basic per share amounts	121,427	117,394	120,355	93,064

Diluted earnings (loss) per share:
Continuing operations	$0.15	$0.08	$(0.32)	$0.40
Discontinued operations	—	—	—	(0.05)
Diluted earnings (loss) per share:	$0.15	$0.08	$(0.32)	$0.35
Weighted average shares used in computing diluted per share amounts	122,362	119,298	120,355	94,262

Dividends declared per share	$0.18	$—	$0.72	$—

See notes to the Consolidated Financial Statements in our Annual Report on Form 10-K.

TIVO CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$128,965	$192,627
Short-term marketable securities	140,866	117,084
Accounts receivable, net	180,768	147,142
Inventory	11,581	13,186
Prepaid expenses and other current assets	40,719	37,400
Total current assets	502,899	507,439
Long-term marketable securities	82,711	128,929
Property and equipment, net	55,244	48,372
Intangible assets, net	643,924	806,838
Goodwill	1,813,227	1,812,118
Other long-term assets	65,673	17,147
Total assets	$3,163,678	$3,320,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$135,852	$226,451
Deferred revenue	55,393	49,145
Current portion of long-term debt	7,000	7,000
Total current liabilities	198,245	282,596
Taxes payable, less current portion	3,947	4,893
Deferred revenue, less current portion	58,283	43,545
Long-term debt, less current portion	976,095	967,732
Deferred tax liabilities, net	50,356	77,454
Other long-term liabilities	23,736	34,987
Total liabilities	1,310,662	1,411,207
Stockholders' equity:
Preferred stock	—	—
Common stock	123	121
Treasury stock	(24,740)	(9,646)
Additional paid-in capital	3,273,022	3,280,905
Accumulated other comprehensive loss	(2,738)	(7,049)
Accumulated deficit	(1,392,651)	(1,354,695)
Total stockholders’ equity	$1,853,016	$1,909,636
Total liabilities and stockholders’ equity	$3,163,678	$3,320,843

See notes to the Consolidated Financial Statements in our Annual Report on Form 10-K.

TIVO CORPORATION AND SUBSIDIARIES
REVENUE DETAILS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Total Revenues, net	$214,236	$252,343	$826,456	$649,093
Legacy TiVo Solutions IP Licenses	(25,847)	(23,380)	(97,136)	(29,342)
Hardware	(7,694)	(13,867)	(42,369)	(19,619)
Other Products	(689)	(2,012)	(4,548)	(12,470)
Total Revenue excluding revenue from Legacy TiVo Solutions IP Licenses, Hardware and Other Products	$180,006	$213,084	$682,403	$587,662

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Product Revenues:
Platform Solutions	$80,606	$86,031	$334,004	$205,395
Software and Services	19,225	23,948	84,964	83,811
Other	689	2,012	4,548	12,470
Total Product Revenues	100,520	111,991	423,516	301,676

Intellectual Property Licensing Revenues:
US Pay TV Providers	83,608	87,319	278,973	222,346
Consumer Electronics Manufacturers	12,923	11,789	51,219	46,145
New Media, International Pay TV Providers and Other	17,185	41,244	72,748	78,926
Total Intellectual Property Licensing Revenues	113,716	140,352	402,940	347,417

Total Revenues, net	$214,236	$252,343	$826,456	$649,093

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Total Product Revenues	$100,520	$111,991	$423,516	$301,676
Hardware	(7,694)	(13,867)	(42,369)	(19,619)
Other Products	(689)	(2,012)	(4,548)	(12,470)
Total Product Revenue excluding revenue from Hardware and Other Products	$92,137	$96,112	$376,599	$269,587

Total Intellectual Property Licensing Revenues	$113,716	$140,352	$402,940	$347,417
Legacy TiVo Solutions IP Licenses	(25,847)	(23,380)	(97,136)	(29,342)
Total Intellectual Property Licensing Revenue excluding revenue from Legacy TiVo Solutions IP Licenses	$87,869	$116,972	$305,804	$318,075

TIVO CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP (loss) income before income taxes	$(5,656)	$23,010	$(48,235)	$(24,436)
Amortization of intangible assets	41,557	41,902	166,657	104,989
Restructuring and asset impairment charges	1,425	2,672	19,048	27,316
Equity-based compensation	13,780	15,639	52,561	47,670
Transaction, transition and integration costs	4,663	19,911	20,364	39,950
Earnout amortization and settlement	958	959	3,833	2,467
CEO transition cash costs	4,305	—	4,305	—
Remeasurement of contingent consideration	(1,340)	(1,614)	(1,023)	(1,614)
TiVo Acquisition litigation	—	—	14,006	—
Loss on debt extinguishment	—	—	108	—
Loss on debt modification	—	—	929	—
Gain on settlement of acquired receivable	—	—	(2,537)	—
Accelerated depreciation	639	—	1,491	—
Other-than-temporary impairment of strategic investment	1,210	—	1,210	—
Gain on sale of strategic investments	—	—	(3,143)	—
Change in franchise tax reserve	—	—	—	154
Accretion of contingent consideration	123	273	634	340
Amortization of note issuance costs	548	509	2,136	1,977
Amortization of convertible note discount	3,217	3,070	12,645	12,070
Mark-to-market loss (income) related to interest rate swaps and caps	(5,120)	(15,538)	(10,215)	(5,836)
Interest on franchise tax reserve	—	—	—	280
Non-GAAP Pre-tax Income	$60,309	$90,793	$234,774	$205,327

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Diluted weighted average shares outstanding	122,362	119,298	120,355	94,262
Dilutive effect of equity-based compensation awards	—	—	1,039	—
Non-GAAP Diluted Weighted Average Shares Outstanding	122,362	119,298	121,394	94,262

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	$43,314	$61,015	$167,712	$139,666
Equity-based compensation	(1,244)	(1,005)	(4,504)	(3,819)
Transaction, transition and integration costs	(163)	(10,216)	(530)	(10,352)
Non-GAAP Cost of Licensing, Services and Software Revenues	$41,907	$49,794	$162,678	$125,495

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Cost of hardware revenues, excluding depreciation and amortization of intangible assets	$10,822	$13,984	$46,699	$19,056
Transaction, transition and integration costs	—	—	(1,021)	—
Non-GAAP Cost of Hardware Revenues	$10,822	$13,984	$45,678	$19,056

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Research and development expenses	$49,996	$49,060	$194,382	$125,172
Equity-based compensation	(3,912)	(4,784)	(16,771)	(10,970)
Transaction, transition and integration costs	(1,029)	(2,274)	(4,474)	(3,782)
Earnout amortization and settlement	(184)	(184)	(736)	(245)
Non-GAAP Research and Development Expenses	$44,871	$41,818	$172,401	$110,175

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Selling, general and administrative expenses	$57,903	$58,292	$205,024	$192,755
Equity-based compensation	(8,624)	(9,850)	(31,286)	(32,881)
Transaction, transition and integration costs	(3,471)	(7,421)	(14,339)	(25,816)
Earnout amortization and settlement	(774)	(775)	(3,097)	(2,222)
CEO transition cash costs	(4,305)	—	(4,305)	—
Remeasurement of contingent consideration	1,340	1,614	1,023	1,614
Gain on settlement of acquired receivable	—	—	2,537	—
Change in franchise tax reserve	—	—	—	(154)
Non-GAAP Selling, General and Administrative Expenses	$42,069	$41,860	$155,557	$133,296

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Depreciation	$6,275	$5,517	$22,144	$18,698
Accelerated depreciation	(639)	—	(1,491)	—
Non-GAAP Depreciation	$5,636	$5,517	$20,653	$18,698

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Total operating costs and expenses	$211,292	$232,442	$821,666	$627,652
Depreciation	(6,275)	(5,517)	(22,144)	(18,698)
Amortization of intangible assets	(41,557)	(41,902)	(166,657)	(104,989)
Restructuring and asset impairment charges	(1,425)	(2,672)	(19,048)	(27,316)
Equity-based compensation	(13,780)	(15,639)	(52,561)	(47,670)
Transaction, transition and integration costs	(4,663)	(19,911)	(20,364)	(39,950)
Earnout amortization and settlement	(958)	(959)	(3,833)	(2,467)
CEO transition cash costs	(4,305)	—	(4,305)	—
Remeasurement of contingent consideration	1,340	1,614	1,023	1,614
Gain on settlement of acquired receivable	—	—	2,537	—
Change in franchise tax reserve	—	—	—	(154)
Non-GAAP Total COGS and OpEx	$139,669	$147,456	$536,314	$388,022

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Operating income	$2,944	$19,901	$4,790	$21,441
Depreciation	6,275	5,517	22,144	18,698
Amortization of intangible assets	41,557	41,902	166,657	104,989
Restructuring and asset impairment charges	1,425	2,672	19,048	27,316
Equity-based compensation	13,780	15,639	52,561	47,670
Transaction, transition and integration costs	4,663	19,911	20,364	39,950
Earnout amortization and settlement	958	959	3,833	2,467
CEO transition cash costs	4,305	—	4,305	—
Remeasurement of contingent consideration	(1,340)	(1,614)	(1,023)	(1,614)
Gain on settlement of acquired receivable	—	—	(2,537)	—
Change in franchise tax reserve	—	—	—	154
Adjusted EBITDA	$74,567	$104,887	$290,142	$261,071

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Interest expense	$(10,929)	$(11,270)	$(42,756)	$(43,681)
Accretion of contingent consideration	123	273	634	340
Amortization of note issuance costs	548	509	2,136	1,977
Amortization of convertible note discount	3,217	3,070	12,645	12,070
Reclassify current period cost of interest rate swaps	(1,886)	(2,525)	(8,356)	(9,720)
Interest on franchise tax reserve	—	—	—	280
Non-GAAP Interest Expense	$(8,927)	$(9,943)	$(35,697)	$(38,734)